                                                                  EXHIBIT 10.31








                              EMPLOYMENT AGREEMENT
               (As Amended and Restated Effective January 1, 1999)

                                TABLE OF CONTENTS


    ARTICLE I       DEFINITIONS..................................................................................1
         1.1        Affiliate....................................................................................1
         1.2        Base Salary..................................................................................1
         1.3        Board........................................................................................1
         1.4        Cause........................................................................................1
         1.5        CEO..........................................................................................2
         1.6        Change in Control............................................................................2
         1.7        Code.........................................................................................3
         1.8        Committee....................................................................................3
         1.9        Effective Date...............................................................................3
         1.10       Exchange Act.................................................................................3
         1.11       GAAP.........................................................................................3
         1.12       Good Reason..................................................................................3
         1.13       1999 Equity Incentive Plan...................................................................4
         1.14       PRI..........................................................................................4
         1.15       Prior Employment Agreement...................................................................4
         1.16       Retirement Notice............................................................................4
         1.17       Shares.......................................................................................4
    ARTICLE II      CAPACITY AND DUTIES..........................................................................4
         2.1        Continued Employment; Acceptance of Continued Employment.....................................4
         2.2        Capacity and Duties..........................................................................4
    ARTICLE III     TERM OF EMPLOYMENT...........................................................................5
         3.1        Term.........................................................................................5
    ARTICLE IV      COMPENSATION.................................................................................5
         4.1        Base Salary..................................................................................5
         4.2        Incentive Compensation.......................................................................6
         4.3        Benefits.....................................................................................8
         4.4        Vacation.....................................................................................8
         4.5        Expense Reimbursement........................................................................8
         4.6        Nonqualified Retirement Plan.................................................................8
    ARTICLE V       TERMINATION OF EMPLOYMENT....................................................................9
         5.1        Death of Executive...........................................................................9
         5.2        Disability of Executive.....................................................................10
         5.3        Termination for Cause.......................................................................11
         5.4        Termination without Cause...................................................................11
         5.5        Voluntary Resignation.......................................................................12
         5.6        Termination for Good Reason.................................................................13
         5.7        Termination in Connection with a Change of Control..........................................15
         5.8        No Further Obligation.......................................................................16
    ARTICLE VI      RESTRICTIVE COVENANTS.......................................................................16
         6.1        Confidentiality.............................................................................16
         6.2        Noncompetition..............................................................................17
         6.3        Injunctive and Other Relief.................................................................17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page

    ARTICLE VII   MISCELLANEOUS.................................................................................18
         7.1      Arbitration...................................................................................18
         7.2      Prior Employment..............................................................................19
         7.3      Solicitation of Employees.....................................................................19
         7.4      Indemnification...............................................................................19
         7.5      Severability..................................................................................19
         7.6      Assignment....................................................................................19
         7.7      Notices.......................................................................................20
         7.8      Entire Agreement and Modification.............................................................21
         7.9      Governing Law.................................................................................21
         7.10     Headings; Counterparts........................................................................21
         7.11     Delegation....................................................................................21
         7.12     Trust Assets..................................................................................22
         7.13     Amendment.....................................................................................22
         7.14     General Creditor..............................................................................22
         7.15     Effective Date................................................................................22


Schedule 2.2(c) -- Investment Properties
Schedule 4.3     -- Benefits

                              EMPLOYMENT AGREEMENT
               (As Amended and Restated Effective January 1, 1999)


         This amended and restated EMPLOYMENT AGREEMENT is dated as of January 1, 1999, between the Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), and Edward Glickman (the "Executive").

         WHEREAS, the Trust desires to continue to employ Executive as Chief Financial Officer of the Trust, and Executive desires to continue to be so employed, on the terms and conditions contained in this amended and restated Employment Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the following meanings except where the context indicates otherwise:

         1.1 "Affiliate" means any person or entity controlling, controlled by, or under common control with, either the Trust or PRI. "Control," as used herein, means the power to direct the management and policies of a person or entity directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; the terms "controlling" and "controlled" shall have correlative meanings. Further, any person or entity that owns beneficially, either directly or through one or more intermediaries, more than 20 percent of the ownership interests in a specified entity shall be presumed to control such entity for purposes of this definition.

         1.2 "Base Salary" shall mean Executive's salary as determined under
Section 4.1 hereof.

         1.3 "Board" shall mean the Board of Trustees of the Trust.

         1.4 "Cause" shall mean:

             (a) fraud, theft, misappropriation or embezzlement of the assets or funds of the Trust or an Affiliate by Executive;

             (b) indictment of Executive for a crime involving moral turpitude;

             (c) breach of Executive's obligations under Section 6.1 or Section
6.2 hereof;

             (d) failure of Executive to perform his duties to the Trust, which persists for more than 20 calendar days after written notice to him of such failure or which recurs thereafter; or

             (e) Executive's repeated abuse of alcohol or other drugs.

         1.5 "CEO" shall mean the Chief Executive Officer of the Trust or a successor thereto.

         1.6 "Change in Control" shall mean:

             (a) The acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the "Outstanding Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Trust, (ii) any acquisition by the Trust, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any corporation controlled by the Trust, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

             (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust's shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust, as such terms are used in Rule 14a-1 promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

             (c) Approval by the shareholders of the Trust of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Shares, (ii) no Person (excluding any employee benefit plan (or related trust) of the Trust or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (d) Approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.8 "Committee" shall mean the Executive Compensation and Human Resources Committee of the Board.

         1.9 "Effective Date" shall mean January 1, 1999.

         1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.11 "GAAP" shall mean generally accepted United States accounting principles.

         1.12 "Good Reason" shall mean:

             (a) a material breach of the Trust's obligations under this Agreement, provided that the Trust has not remedied such breach within 20 days after written notice to the Trust of such breach;

             (b) the receipt by Executive of written notice from the Trust that the Trust elects not to renew this Agreement under Section 3.1;

             (c) Ronald Rubin ceases to be the CEO at any time; or

             (d) following a Change of Control, the Trust or any successor thereto does not offer Executive an employment agreement for at least three years that provides (i) the same title and responsibilities as Executive had immediately prior to the Change in Control, (ii) the same or greater compensation and benefits than Executive had immediately prior to the Change in Control, and (iii) that the Executive's primary business office will continue to be located in the metropolitan Philadelphia area.

         1.13 "1999 Equity Incentive Plan" shall mean the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan.

         1.14 "PRI" shall mean PREIT-RUBIN, Inc.

         1.15 "Prior Employment Agreement" shall mean the Employment Agreement, dated as of July 30, 1997, entered into between Executive and the Trust.

         1.16 "Retirement Notice" shall mean notice by Ronald Rubin to the Board of his intention to cease his services as CEO as of a date (the "Retirement Date") no fewer than 90 days from such notice.

         1.17 "Shares" shall mean shares of beneficial interest in the Trust, par value $1.00 per share.

                                   ARTICLE II
                               CAPACITY AND DUTIES

         2.1 Continued Employment; Acceptance of Continued Employment. Commencing on the Effective Date, the Trust agrees to continue to employ Executive and Executive accepts continued employment by the Trust for the period and upon the terms and conditions hereinafter set forth.

         2.2 Capacity and Duties

             (a) Executive shall be employed by the Trust generally as its Chief Financial Officer and, subject to the supervision and control of the CEO, shall have the duties and authority consistent with the duties and authorities of a Chief Financial Officer of a New York Stock Exchange listed company and as may from time to time be specified by the CEO so long as such duties are consistent with his office. Executive shall report directly to the CEO in performing his duties hereunder.

             (b) Except as provided in subsection (c) below, Executive shall devote his full working time, energy, skill, and best efforts to the performance of his duties hereunder and shall not be employed by, or participate or engage in, or be in any manner a part of the management or operation of any business enterprise or pursuit other than the Trust and its direct or indirect Affiliates without the prior written consent of the Board, which consent may be granted or withheld in its sole discretion.

             (c) Executive may (1) continue his investments in the properties listed on Schedule 2.2(c) hereto and, subject to the provisions of Section 6.2 hereof, subsequent properties, provided that Executive's activities with respect to such subsequent properties comply with the procedures adopted by the Board governing Executive's non-Trust-related real estate activities, and (2) subject to the provisions of Section 6.2 hereof, sit on the board of directors or similar body of other organizations, including philanthropic organizations and organizations in which Executive has, directly or indirectly, made a venture capital investment, provided, in the case of both clause (1) and (2), that Executive's activities with respect to the foregoing do not, individually or in the aggregate, in any significant way interfere with, detract from, or affect the performance of his duties for the Trust under this Agreement.

                                  ARTICLE III
                               TERM OF EMPLOYMENT

         3.1 Term. The initial term of Executive's employment hereunder shall expire September 30, 2002. The term shall thereafter automatically be renewed for additional two-year periods unless and until either party shall give notice, at least one year prior to the end of the then-current term, of his or its election to terminate Executive's employment, in each case unless Executive's employment is earlier terminated as hereinafter provided.

                                   ARTICLE IV
                                  COMPENSATION

         4.1 Base Salary

             (a) Initial Base Salary. As compensation for Executive's services hereunder, the Trust shall pay to Executive a Base Salary at the initial annual rate of $250,000, payable in accordance with the Trust's regular payroll practices in effect from time to time during the term of Executive's employment.

             (b) Retroactive Base Salary. Within 15 days after the date this Agreement is executed, the Trust shall pay Executive in a single sum an amount of cash equal to the difference between (i) the amount of base salary Executive has been paid from the Effective Date through the date hereof and (ii) the amount of Base Salary Executive would have been paid in such period had this Agreement been executed on the Effective Date.

             (c) Automatic Increase in Base Salary. Effective as of January 1, 2000, and effective January 1 of each year thereafter during a term hereof, Executive's annual Base Salary shall be increased by $25,000 over his Base Salary as in effect for the preceding year or by such greater amount that the Trust shall determine.

         4.2 Incentive Compensation

             (a) Cash Incentive Compensation.

                 (1) In addition to the Base Salary, the Trust shall pay Executive additional compensation in an amount equal to 50 percent of his Base Salary for the services to be rendered by Executive pursuant to this Agreement, with respect to each fiscal year commencing after 2000, provided the Board determines that Executive has met or exceeded the performance goals set for Executive by the Committee for such fiscal year. For 1999, Executive shall, within five business days of the execution of this Agreement, receive the bonus to which he is entitled under plans applicable to executives generally plus an additional sum equal to the difference between such bonus and $125,000. On or prior to January 10, 2001, Executive shall receive a bonus of $137,500 for the fiscal year ending December 31, 2000. On or before April 30 of each year commencing on or after January 1, 2001 during which Executive may earn an incentive bonus, the Committee shall deliver to Executive in writing the performance goals for such fiscal year, which goals shall not be unreasonable in light of the goals set for the Trust as a whole or the goals set for the Trust's other senior executives. If the Committee does not deliver the performance goals to Executive on or prior to the relevant date aforesaid (or such later date as Executive may agree), Executive shall be entitled to the full amount of the additional compensation under this paragraph (1). Following December 31, 1999, Executive shall not participate in any other incentive or bonus arrangement of the Trust or any Affiliate, including any incentive or bonus plan established for executives generally.

                 (2) If Executive earns the incentive compensation set forth in paragraph (1) above, the Board may, in its sole discretion, grant Executive additional bonus compensation based on the extent to which Executive has exceeded his performance goals.

             (b) Equity Incentive Compensation

                 (1) Executive shall be awarded options for an additional 100,000 Shares under the 1999 Equity Incentive Plan. The Committee shall determine whether the options shall be incentive stock options or nonqualified stock options or a combination thereof. Twenty percent of such options shall be deemed to have vested upon the signing of this Agreement and, subject to earlier vesting if so provided under Article V hereof, an additional 20 percent of such options shall vest on each of the next four anniversaries of the Effective Date. The term during which such options may be exercised and all other provisions of such options are set forth in the stock option grant agreement attached hereto as Exhibit A.

                 (2) Executive shall be awarded dividend equivalent rights on a notional 50,000 Shares (the "DER Units"), which shall be subject to anti-dilution and other adjustments and related terms as are applicable to the Shares issuable under the options aforesaid and as are appropriate with respect to the DER Units in the judgment of the Committee. Such rights shall require the Trust to establish a bookkeeping account for Executive and to credit to such account an amount equal to the dividends to which Executive would have been entitled if Executive had owned the DER Units. Such amounts are to be credited on the date any such dividends are paid to the Trust's shareholders; provided, however, that Executive's bookkeeping account shall be credited with an opening balance equal to the dividends to which Executive would have been entitled if Executive had been awarded the DER Units on January 1, 1999. Twenty percent of the amounts credited to his bookkeeping account shall be deemed to have vested on the first anniversary of the Effective Date and, subject to earlier vesting if so provided under Article V hereof, an additional 20 percent of the amounts so credited shall vest on each of the next four anniversaries of the Effective Date. The vested amounts credited to his bookkeeping account shall be applied to the exercise price of the Shares issuable under options awarded pursuant to
Section 4.2(b)(1) hereof upon the exercise thereof by the Executive subject to the limitation that no more than 50% of the exercise price payable by Executive for any such Share shall be satisfied by the application of such vested amounts. All unapplied vested amounts in his bookkeeping account shall be paid to Executive in a lump sum upon the earlier of (i) 90 days following the termination of his employment for any reason, or (ii) the expiration or earlier termination of the last to expire or terminate of the options aforesaid. Effective upon the exercise of all or a portion of the options aforesaid, the number of DER Units shall be reduced for purposes of subsequent dividend equivalent credits by one-half of a DER Unit for each Share issuable upon such exercise.

                 (3) Executive shall be awarded 25,000 restricted Shares under the 1999 Equity Incentive Plan. Executive shall be deemed to have become vested in 20 percent of such restricted Shares on the first anniversary of the

Effective Date. He shall become vested in an additional 20 percent of such restricted Shares on each of the next four anniversaries of the Effective Date. If Executive elects to be taxed immediately on the grant of such Shares by filing an election with the Internal Revenue Service under Section 83(b) of the Code, Executive shall inform the Trust of such election in writing before the end of the calendar year in which the election occurs. Dividends shall be paid to Executive on a current basis (including an amount equal to any dividends that would have been payable from and after the Effective Date and before the date the restricted Shares are awarded to him) on all vested and unvested restricted Shares. All restrictions on the restricted Shares (other than pursuant to applicable securities laws) shall end upon the vesting of such Shares.

         4.3 Benefits. In addition to the compensation provided for in Sections
4.1 and 4.2 hereof, Executive shall be entitled to participate in the Trust's benefit plans listed on Schedule 4.3 hereof at the Trust's cost, subject to modifications to such plans as shall be generally applicable to senior executives of the Trust. The Executive shall be reimbursed for any amounts Executive is required to pay under co-pay or deductible features of any medical coverage provided by the Trust.

         4.4 Vacation. Executive shall be entitled to no fewer than twenty vacation days during each calendar year, during which time his compensation shall be paid in full.

         4.5 Expense Reimbursement. The Trust shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers and such other supporting information therefor as the Trust may reasonably require.

         4.6 Nonqualified Retirement Plan. The Trust shall enter into a nonqualified supplemental executive retirement plan with Executive whereby the Trust shall agree to credit a bookkeeping account maintained by the Trust for Executive with a deemed contribution of $25,000 per fiscal year. Such deemed contribution shall be credited as of the first day of each fiscal year of the Trust beginning with its 1999 fiscal year, and shall earn interest at the rate of 10%, compounded annually. Executive shall at all times be fully vested in such account and such account shall be paid to Executive in a single sum within 60 days after the termination of Executive's employment with the Trust for any reason.

                                   ARTICLE V
                            TERMINATION OF EMPLOYMENT

         5.1 Death of Executive. If Executive's employment by the Trust is terminated as a result of the Executive's death:

             (a) the Trust shall pay to Executive's estate all amounts accrued under this Agreement on the date of Executive's death in accordance with GAAP, as conclusively determined in the absence of manifest error by the auditors of the Trust;

             (b) the Trust shall pay to Executive's estate a lump sum equal to six months of Executive's then current Base Salary;

             (c) if the Trust achieves the performance goals established in accordance with Section 4.2(a)(1) hereof for the year in which Executive dies, the Trust shall pay to Executive's estate an amount equal to the incentive bonus that Executive would have received had he been employed by the Trust for the full year, multiplied by a fraction the numerator of which is the number of calendar days Executive was employed by the Trust in such year and the denominator of which is 365;

             (d) all outstanding options granted to Executive pursuant to this Agreement shall become vested and shall be exercisable in accordance with the terms thereof;

             (e) all amounts credited to Executive's account in respect of dividend equivalent rights shall become vested;

             (f) all restricted Shares granted to Executive pursuant to this Agreement shall become vested and all restrictions on such Shares (other than pursuant to applicable securities laws) shall end; and

             (g) the Trust shall continue to provide at the Trust's expense the benefits provided for in Section 4.3 hereof to Executive's family members who are covered under such plans on the date of Executive's death for a period of one year following the date of Executive's death; such continued benefits may be provided by (i) the family members' continued participation in such plans (to the extent permitted under the terms of the plans), (ii) the Trust's purchase of an individual insurance policy(ies) providing such benefits and covering the family members, and/or (iii) the Trust's payment of a sufficient amount to the family members (grossed up to cover any income or employment taxes that would be assessed against such payment) to permit them to obtain such benefits for themselves.

         5.2 Disability of Executive. If Executive, in the reasonable opinion of a physician selected by the Trust, has been unable, for any reason due to his physical, mental, or emotional illness or condition, to perform his duties hereunder for a period of 120 days within five consecutive months, then the Trust shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such inability. If Executive's employment is so terminated,

             (a) the Trust shall pay to Executive all amounts accrued under this Agreement on the date Executive's employment is terminated in accordance with GAAP, as conclusively determined in the absence of manifest error by the auditors of the Trust;

             (b) for a period of two years following the date Executive's employment is terminated, the Trust shall pay to Executive an amount each month equal to the difference between Executive's monthly Base Salary as of the date of termination, minus any disability payments received by Executive from other sources;

             (c) if the Trust achieves the performance goals established in accordance with Section 4.2(a)(1) hereof for the year in which Executive's employment is terminated, the Trust shall pay to Executive an amount equal to the incentive bonus that Executive would have received had his employment not been terminated, multiplied by a fraction the numerator of which is the number of calendar days Executive was employed by the Trust in such year and the denominator of which is 365;

             (d) all outstanding options granted to Executive pursuant to this Agreement shall become vested and shall be exercisable in accordance with the terms thereof;

             (e) all amounts credited to Executive's account in respect of dividend equivalent rights shall become vested;

             (f) all restricted Shares granted to Executive pursuant to this Agreement shall become vested and all restrictions on such Shares (other than pursuant to applicable securities laws) shall end; and

             (g) the Trust shall continue to provide at the Trust's expense the benefits provided for in Section 4.3 hereof to Executive and his family members who are covered under such plans on the date of Executive's termination (other than the profit sharing/401(k) plan) for a period of one year following the date of the termination of Executive's employment; such continued benefits may be provided by (i) Executive's and the family members' continued participation in such plans (to the extent permitted under the terms of the plans), (ii) the

Trust's purchase of an individual insurance policy(ies) providing such benefits and covering Executive and the family members, and/or (iii) the Trust's payment of a sufficient amount to Executive and the family members (grossed up to cover any income or employment taxes that would be assessed against such payment) to permit them to obtain such benefits for themselves.

         5.3 Termination for Cause. The Trust shall have the right to terminate Executive's employment for Cause, and, if it does so,

             (a) the Trust shall pay to Executive all amounts accrued under this Agreement on the date Executive's employment is terminated in accordance with GAAP, as conclusively determined in the absence of manifest error by the auditors of the Trust;

             (b) if the Trust achieves the performance goals established in accordance with Section 4.2(a)(1) hereof for the year in which Executive's employment is terminated, the Trust shall pay to Executive an amount equal to the incentive bonus that Executive would have received had his employment not been terminated, multiplied by a fraction the numerator of which is the number of calendar days Executive was employed by the Trust in such year and the denominator of which is 365;

             (c) Executive shall have three months to exercise all options granted to Executive pursuant to this Agreement which are vested as of the date of the termination of Executive's employment in accordance with the terms thereof;

             (d) all vested amounts credited to Executive's account in respect of dividend equivalent rights that are not applied to the exercise price for options held by Executive shall be paid to Executive in a lump sum;

             (e) all vested restricted shares granted to Executive pursuant to this Agreement shall be issued to Executive free and clear of any restriction, other than pursuant to applicable securities laws; and

             (f) to the extent permitted under the terms of the Trust's benefit plans, the Trust shall continue to provide the benefits provided for in Section
4.3 hereof to Executive and his family members who are covered under such plans on the date of Executive's termination (other than the profit sharing/401(k) plan) for a period of six months following the date of the termination of Executive's employment; provided, however, that to the extent permitted by law the Trust shall be entitled to charge Executive for the cost of providing such benefits.

         5.4 Termination without Cause Subject to Section 5.7 hereof, if the Trust terminates Executive's employment without Cause,

             (a) the Trust shall pay to Executive all amounts accrued under this Agreement on the date Executive's employment is terminated in accordance with GAAP, as conclusively determined in the absence of manifest error by the auditors of the Trust;

             (b) the Trust shall pay to Executive a lump sum amount equal to three times his then current Base Salary;

             (c) the Trust shall pay to Executive a lump sum amount equal to three times the average of the bonuses paid to Executive under Section 4.2(a) hereof during the three years preceding the year in which Executive's employment is terminated;

             (d) all outstanding options granted to Executive pursuant to this Agreement shall become vested and shall remain exercisable until the earlier of the expiration of the term of the option or 12 months after the termination of Executive's employment;

             (e) all amounts credited to Executive's account in respect of dividend equivalent rights shall become vested;

             (f) all restricted Shares granted to Executive pursuant to this Agreement shall become vested and all restrictions on such Shares (other than pursuant to applicable securities laws) shall end; and

             (g) to the extent permitted under the terms of the Trust's benefit plans, the Trust shall continue to provide at the Trust's expense the benefits provided for in Section 4.3 hereof to Executive and his family members who are covered under such plans on the date of Executive's termination (other than the profit sharing/401(k) plan) for the balance of the term of Executive's employment as in effect immediately prior to the termination of Executive's employment, plus one year; such continued benefits may be provided by (i) Executive's and the family members' continued participation in such plans (to the extent permitted under the terms of the plans), (ii) the Trust's purchase of an individual insurance policy(ies) providing such benefits and covering Executive and the family members, and/or (iii) the Trust's payment of a sufficient amount to Executive and the family members (grossed up to cover any income or employment taxes that would be assessed against such payment) to permit them to obtain such benefits for themselves.

         5.5 Voluntary Resignation. If Executive's employment by the Trust is terminated as a result of Executive's voluntary resignation:

             (a) the Trust shall pay to Executive all amounts accrued under this Agreement on the date Executive's employment is terminated in accordance with

GAAP, as conclusively determined in the absence of manifest error by the auditors of the Trust;

             (b) if Executive has given the Trust at least six weeks advance written notice of his voluntary resignation and the Trust achieves the performance goals established in accordance with Section 4.2(a)(1) hereof for the year in which Executive's employment is terminated, the Trust shall pay to Executive an amount equal to the incentive bonus that Executive would have received had his employment not been terminated, multiplied by a fraction the numerator of which is the number of calendar days Executive was employed by the Trust in such year and the denominator of which is 365;

             (c) Executive shall have three months to exercise all options granted to Executive pursuant to this Agreement which are vested as of the date of the termination of Executive's employment in accordance with the terms thereof;

             (d) all vested amounts credited to Executive's account in respect of dividend equivalent rights that are not applied to the exercise price for options held by Executive shall be paid to Executive in a lump sum;

             (e) all vested restricted Shares granted to Executive pursuant to this Agreement shall be issued to Executive free and clear of any restriction, other than pursuant to applicable securities laws; and

             (f) to the extent permitted under the terms of the Trust's benefit plans, the Trust shall continue to provide the benefits provided for in Section
4.3 hereof to Executive and his family members who are covered under such plans on the date of Executive's termination (other than the profit sharing/401(k) plan) for a period of six months following the date of the termination of Executive's employment; provided, however, that to the extent permitted by law the Trust shall be entitled to charge Executive for the cost of providing such benefits.

         5.6 Termination for Good Reason.

             (a) Executive shall have the right to terminate his employment by the Trust for Good Reason. Subject to Section 5.6(b) and Section 5.7 hereof, if Executive's employment by the Trust is terminated within six months of any event or occurrence described in Section 1.12 by Executive for Good Reason (solely as defined in paragraphs (a), (b) and (c) of Section 1.12):

                 (1) the Trust shall pay to Executive all amounts accrued under this Agreement on the date Executive's employment is terminated in accordance with GAAP, as conclusively determined in the absence of manifest error by the auditors of the Trust;

                 (2) the Trust shall pay to Executive a lump sum amount equal to three times his then current Base Salary;

                 (3) the Trust shall pay to Executive a lump sum amount equal to three times the average of the bonuses paid to Executive under Section 4.2(a) hereof during the three years preceding the year in which Executive's employment is terminated;

                 (4) all outstanding options granted to Executive pursuant to this Agreement shall become vested and shall remain exercisable until the earlier of the expiration of the term of the option or 12 months after the termination of Executive's employment;

                 (5) all amounts credited to Executive's account in respect of dividend equivalent rights shall become vested;

                 (6) all restricted Shares granted to Executive pursuant to this Agreement shall become vested and all restrictions on such Shares (other than pursuant to applicable securities laws) shall end; and

                 (7) to the extent permitted under the terms of the Trust's benefit plans, the Trust shall continue to provide at the Trust's expense the benefits provided for in Section 4.3 hereof to Executive and his family members who are covered under such plans on the date of Executive's termination (other than the profit sharing/401(k) plan) for the balance of the term of Executive's employment as in effect immediately prior to the termination of Executive's employment, plus one year; such continued benefits may be provided by (i) Executive's and the family members' continued participation in such plans (to the extent permitted under the terms of the plans), (ii) the Trust's purchase of an individual insurance policy(ies) providing such benefits and covering Executive and the family members, and/or (iii) the Trust's payment of a sufficient amount to Executive and the family members (grossed-up to cover any income or employment taxes that would be assessed against such payment) to permit them to obtain such benefits for themselves.

             (b) Executive shall not be entitled to the payments, vesting and other entitlements set forth above in Section 5.6(a) if Executive terminates his employment by the Trust solely by reason of paragraph (c) of Section 1.12 unless Executive terminates his employment during the applicable period set forth below:

                 (1) If Ronald Rubin ceases to serve as CEO in accordance with a Retirement Notice, the applicable period shall commence six months and end twelve months after the first to occur of the following: (a) Ronald Rubin's cessation of services as CEO, (b) the designation by the Board of Ronald Rubin's successor and, if not then employed by the Trust, the commencement of his employment, and (c) the first anniversary of the Retirement Notice; and

                 (2) If Ronald Rubin ceases to serve as CEO other than in accordance with a Retirement Notice, the applicable period shall (a) begin on the earlier to occur of (i) the anniversary of the date that Ronald Rubin shall have ceased to serve as CEO and (ii) the date that is 180 days after the permanent successor to Ronald Rubin shall have begun serving as CEO and (b) end 180 days after it has begun.

             This Section 5.6(b) shall not be construed to affect the entitlements of Executive under Section 5.7(b) hereof following a Change of Control, if applicable; nor shall it be construed to affect the entitlements of Executive under Section 5.5 hereof, if applicable.

         5.7 Termination in Connection with a Change of Control.

             (a) Upon a Change of Control (whether or not there shall be a termination of employment under clauses (i) or (ii) of Section 5.7(b) below):

                 (1) all outstanding options granted to Executive pursuant to this Agreement shall become vested and shall be exercisable in accordance with the terms thereof;

                 (2) all amounts credited to Executive's account in respect of dividend equivalent rights shall become vested; and

                 (3) all restricted Shares granted to Executive pursuant to this Agreement shall become vested.

             (b) If Executive's employment by the Trust is terminated (i) by the Trust without Cause following a Change of Control or within the one-year period preceding a Change of Control, or (ii) by Executive for Good Reason within six months following a Change of Control:

                 (1) Executive shall be entitled to receive the payments and other benefits provided under whichever of Sections 5.4 and 5.6 of this Agreement shall be applicable. In the event it is determined that any payment or distribution by the Trust or its affiliates to or for the benefit of Executive (determined without regard to any additional payments required under this Section) is subject to the excise tax imposed by section 4999 of the Code (the "Excise Tax"), then Executive shall be entitled to reduce the amount of such payments or distributions to the extent necessary to avoid the imposition of any Excise Tax. In the alternative, Executive shall be entitled to receive an additional payment (the "Tax Reimbursement") from the Trust in an amount equal to one-half of the Excise Tax imposed upon the payments or distributions. The Tax Reimbursement shall not be grossed-up to cover income or employment taxes assessed upon it. Executive shall notify the Trust in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Trust of the Tax Reimbursement. Such notification shall be given as soon as practicable but no later than 10 business days after Executive is informed in writing of such claim. The notification shall apprise the Trust of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Trust (or such shorter period ending on the date that any payment of Excise Tax with respect to such claim is due). If the Trust notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                     (i) give the Trust any information reasonably requested by the Trust relating to such claim;

                     (ii) take such action in connection with contesting such claim as the Trust shall reasonably request from time to time, including, without limitation, accepting legal representation with respect to such claim by legal counsel selected by the Trust (who, without limitation, may regularly provide legal services to the Trust);

                     (iii) cooperate with the Trust in good faith in order to contest effectively such claim; and

                     (iv) permit the Trust to participate in any proceedings relating to such claim.

                 (2) Notwithstanding Sections 5.4 and 5.6 of this Agreement, all options held by Executive shall remain exercisable until the earlier of the expiration of the 10 year term of the option or 24 months after Executive's termination of employment under this subsection (b).

         5.8 No Further Obligation. Upon making the payments described in this
Article V, the Trust shall have no further obligation to Executive hereunder.

                                   ARTICLE VI
                              RESTRICTIVE COVENANTS

         6.1 Confidentiality. Executive acknowledges a duty of confidentiality owed to the Trust and shall not, directly or indirectly, at any time during or after his employment by the Trust, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information, or knowledge of the Trust or any of its Affiliates obtained or acquired by him while so employed by the Trust or by PRI or any predecessors or successors thereto. All computer software, books, records (excluding Executive's personal financial records and papers relating to his compensation and benefits), files, and know-how generated or acquired while an employee of the Trust or PRI, are acknowledged to be the property of the Trust and shall not be duplicated, removed from the Trust's possession or made use of other than in pursuit of the Trust's or its Affiliates' businesses and, upon termination of employment for any reason, Executive shall deliver to the Trust, without further demand, all copies thereof which are then in his possession or under his control. The provisions of this Section shall not apply to information which (i) is or becomes generally available to the public or generally known in the real estate investment industry other than as a result of disclosure by Executive in breach of this section or any other agreement with the Trust or any Affiliate, (ii) was available to Executive on a non-confidential basis prior to its disclosure to Executive, (iii) becomes available to Executive on a non-confidential basis from a source other than the Trust or its Affiliates, or (iv) is required to be disclosed by law or by order of a court or governmental authority.

         6.2 Noncompetition. During the term of Executive's employment and for six months after termination of Executive's employment for Cause (solely as defined in paragraphs (a), (b) and (e) of Section 1.4), Executive shall not directly or indirectly: (i) engage, anywhere within 25 miles of any property in which the Trust or an Affiliate has a direct or indirect ownership interest (the "Trust Properties") (A) in the acquisition or development of any apartment properties or shopping centers in competition with any apartment properties or shopping centers in which at any time during the term of Executive's employment, the Trust or an Affiliate thereof has a direct or indirect ownership interest; or (B) in the management or leasing of any property in competition with the Trust Properties or (ii) be or become a stockholder, partner, owner, officer, director, employee or agent of, a consultant to, or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged; provided, however, that nothing herein shall prohibit the Executive and his affiliates from (A) owning, as passive investors, in the aggregate not more than two percent of the outstanding publicly traded stock of any corporation so engaged; or (B) acquiring, developing, managing, or leasing any properties not in competition with the Trust or any Affiliate, subject to Sections 2.2(b) and (c) hereof. The duration of Executive's covenants set forth in this Section shall be extended by a period of time equal to the number of days, if any, during which the Executive is in violation of the provisions hereof.

         6.3 Injunctive and Other Relief

             (a) Executive acknowledges that the covenants contained in Sections 6.1, 6.2, and 7.3 hereof are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein. Accordingly, in addition to any other remedies that the Trust may have, the Trust shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay the Trust from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of his obligations hereunder.

             (b) In addition to such equitable relief with respect to Sections 6.1, 6.2, and 7.3, the Trust shall be entitled to monetary damages for any breach in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Executive as a result of said breach and all costs and attorneys' fees incurred by the Trust in enforcing this Agreement, provided, however, that the Trust shall have no right to set off any such monetary damages against amounts owed by the Trust to Executive under this Agreement or any other agreement between the parties.

                                  ARTICLE VII
                                  MISCELLANEOUS

         7.1 Arbitration

             (a) All disputes arising out of or relating to this Agreement that cannot be settled by the parties shall be settled by arbitration in Philadelphia, Pennsylvania, pursuant to the rules and regulations then obtaining of the American Arbitration Association; provided, that nothing herein shall preclude the Trust from seeking, in any court of competent jurisdiction, damages, specific performance, or other equitable remedies in the case of any breach or threatened breach by Executive of Section 6.1, Section 6.2, or Section
7.3 hereof. The decision of the arbitrators shall be final and binding upon the parties, and judgment upon such decision may be entered in any court of competent jurisdiction.

             (b) Discovery shall be allowed pursuant to the intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

             (c) The arbitration tribunal shall be formed of three arbitrators, one to be appointed by each party and the third to be appointed by the first two arbitrators. Such arbitrators shall be required to apply the contractual provisions hereof in deciding any matter submitted to them and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement.

             (d) The cost of any arbitration proceeding hereunder shall be paid by the non-prevailing party.

         7.2 Prior Employment. With the exception of the Prior Employment Agreement, Executive represents and warrants on the date hereof that he is not a party to any other employment, non-competition, joint venture, partnership, or other agreement or restriction that could interfere with his employment with the Trust or his or the Trust's rights and obligations hereunder; and that his acceptance of continued employment with the Trust and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person. Executive warrants and covenants that he will not while an employee of the Trust hereafter become a party to or be bound by any such conflicting agreement. The Prior Employment Agreement is terminated as of the Effective Date, and Executive hereby releases the Trust from any and all obligations, liabilities, or claims under such Agreement as of such date.

         7.3 Solicitation of Employees. During the term of Executive's employment and for two years thereafter, Executive shall not directly or indirectly solicit or contact any person who is employed by the Trust or any Affiliate with a view to the engagement or employment of such person by any person or entity or otherwise interfere with the employment relationship of any employee of the Trust or of any Affiliate.

         7.4 Indemnification. The Trust shall indemnify and defend Executive against all claims arising out of Executive's activities as an officer or employee of the Trust to the fullest extent permitted under the Trust's Trust Agreement, provided that the Trust shall not indemnify Executive for any claims in connection with liabilities arising under the "Contribution Agreement" (as defined in the Prior Employment Agreement) or any document contemplated in the Contribution Agreement. In addition to the foregoing, Executive shall, upon reasonable notice, furnish such information and proper assistance to the Trust as may reasonably be required by the Trust in connection with any litigation in which it or its Affiliates are, or may become, parties.

         7.5 Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

         7.6 Assignment. This Agreement shall not be assignable by Executive, and shall be assignable by the Trust only to any person or entity which may become a successor in interest (by purchase of assets or shares, or by merger, or otherwise) to the Trust in the business or a portion of the business presently operated by it or to an Affiliate. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

         7.7 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, fax, or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any action, suit, or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

             (a)      If to the Trust:

             Pennsylvania Real Estate Investment Trust
             200 South Broad Street, Third Floor
             Philadelphia, PA  19102
             Tel: (215) 875-0700
             Fax: (215) 547-7311

             Attention:  Executive Compensation and Human Resources
                         Committee of the Board of Trustees

             With a copy to:

             Drinker Biddle & Reath LLP
             One Logan Square
             18th & Cherry Streets
             Philadelphia, PA  19103
             Tel: (215) 988-2794
             Fax: (215) 988-2757

             Attention: Howard A. Blum, Esquire

             (b)      If to Executive:

             Edward Glickman
             280 Melrose Avenue
             Merion, PA  19066

             With a copy to:

             Eckert Seamans Cherin & Mellott, LLC
             1515 Market Street, Ninth Floor
             Philadelphia, PA  19102
             Tel: (215) 851-8400
             Fax: (215) 851-8383

             Attention:  Stephen M. Foxman, Esquire

         7.8 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto, including but not limited to the Prior Employment Agreement, as of the Effective Date. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence or be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

         7.9 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

         7.10 Headings; Counterparts. The headings of Sections and subsections in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

         7.11 Delegation. Any action hereunder that may be taken or directed by the Board may be delegated by the Board to the Committee or to an individual trustee or officer, and the determination of the Committee or individual shall have the same effect hereunder as a determination of the Board.

         7.12 Trust Assets. Executive acknowledges that no trustee, officer, or shareholder of the Trust is liable to Executive in respect of the payments or other matters set forth herein.

         7.13 Amendment. No provision of this Agreement may be amended, modified, or waived except in a writing signed by Executive and such officer as may be specifically designated by the Trust to sign on its behalf.

         7.14 General Creditor. Nothing contained herein shall create or require the Trust to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Executive acquires a right to receive benefits from the Trust hereunder, such right shall be no greater than the right of any unsecured general creditor of the Trust.

         7.15 Effective Date. This Agreement shall be deemed to have taken effect on the Effective Date.

         IN WITNESS WHEREOF, the parties have executed this Agreement on this 10th day of November 2000.


                                    PENNSYLVANIA REAL ESTATE
                                    INVESTMENT TRUST




                                    By: /s/ Ronald Rubin
                                        ---------------------------------
                                        Name: Ronald Rubin
                                        Title:  Chief Executive Officer



                                        /s/ Edward Glickman
                                        ---------------------------------
                                            Edward Glickman

          Schedule 2.2(c) to Amended and Restated Employment Agreement
                               for Edward Glickman


1.       Northeast Tower Center

2.       Blue Route Metroplex

3.       Christiana Power Center (Phase I)

4.       Christiana Power Center (Phase II)

5.       Red Rose Commons

6.       Concord Pike

7.       Girard Estate (11th & Market Streets)

8.       Delaware Avenue

9.       Six Penn Center

10.      Sports World/Stadium Complex

11.      210 West Washington Square

            Schedule 4.3 to Amended and Restated Employment Agreement
                               for Edward Glickman


1.    Personal Choice health plan for Executive and family or equivalent plan.

2.    Prudential dental insurance for Executive and family or equivalent plan.

3. $300,000 in own life insurance; $100,000 for his spouse; $10,000 for each child.

4.    $300,000 in AD&D insurance for Executive and family.

5. Executive LTD plan for 66-2/3% of monthly earnings up to $10,000 per month of equivalent plan.

6. 401(k) Plan. Executive contribution of 1 to 15% of salary matched 75% by Trust up to the first 4% and, beyond 4% matched 50% up to the next 2%.

7.    Business travel accident insurance.

8.    Vision Care Plan.

9.    Flexible spending accounts -- medical, dependent, travel.

10.   Employee Assistance Program.

11.   Sick and personal days -- per Trust guidelines.